UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

NorthStar/RXR New York Metro Real Estate, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-200617 (Commission File Number)	46-5183321 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement

On February 7, 2017, NorthStar/RXR New York Metro Real Estate, Inc. (“NorthStar/RXR”), NorthStar/RXR Operating Partnership, LP (the “Operating Partnership”), NSAM J-NS/RXR Ltd (the “Advisor”) and, solely in connection with the obligations set forth in Article 13, Colony NorthStar, Inc. (as successor to NorthStar Asset Management Group Inc.) (“Colony NorthStar”) entered into an Amended and Restated Advisory Agreement (the “Amended and Restated Advisory Agreement”). The Amended and Restated Advisory Agreement amends and restates the Advisory Agreement, dated as of February 9, 2015 (the “Advisory Agreement”), among NorthStar/RXR, the Operating Partnership, the Advisor and Colony NorthStar, pursuant to which the Advisor performs certain advisory services to NorthStar/RXR. The Amended and Restated Advisory Agreement (i) eliminates the acquisition fees payable to the Advisor and NorthStar/RXR’s sub-advisor or their affiliates (together, the “Advisor Entities”) pursuant to Section 8.01 of the Advisory Agreement, (ii) reduces the monthly asset management fee payable to the Advisor Entities pursuant to Section 8.02 of the Advisory Agreement from one-twelfth of 1.25% to one-twelfth of 1.0% and (iii) eliminates the disposition fees payable to the Advisor Entities pursuant to Section 8.03 of the Advisory Agreement.

The foregoing summary does not purport to be a complete summary of the Amended and Restated Advisory Agreement and is subject to, and qualified in its entirety by reference to the Amended and Restated Advisory Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 3, 2017, Daniel S.J. Drabkin resigned from his role as General Counsel and Secretary of NorthStar/RXR, and concurrently with his resignation, the Board of Directors of NorthStar/RXR (the “Board”) appointed Ann B. Harrington as the General Counsel and Secretary of NorthStar/RXR.

Ms. Harrington, age 35, also serves as the General Counsel and Secretary of NorthStar Healthcare Income, Inc., a position she has held since May 2016. In addition, Ms. Harrington currently serves as Senior Vice President, Associate General Counsel of Colony NorthStar, a position she has held since January 2017, and previously served as Senior Corporate Counsel of NorthStar Asset Management Group Inc. from January 2015 to January 2017. Prior to joining NorthStar Asset Management Group Inc., Ms. Harrington served as an associate in the Corporate and Financial Services Group of Willkie Farr & Gallagher LLP from September 2008 through December 2014, where she advised public and private corporate clients with respect to capital markets transactions, mergers and acquisitions, securities laws compliance, corporate governance and other general corporate matters. Ms. Harrington holds a Bachelor of Arts from Princeton University in Princeton, New Jersey and a Juris Doctor from The Ohio State University Moritz College of Law in Columbus, Ohio.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Amended and Restated Advisory Agreement, dated as of February 7, 2017, among NorthStar/RXR New York Metro Real Estate, Inc., NorthStar/RXR Operating Partnership, LP, NSAM J-NS/RXR Ltd and, solely in connection with the obligations set forth in Article 13, Colony NorthStar, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar/RXR New York Metro Real Estate, Inc.

Date: February 9, 2017	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amended and Restated Advisory Agreement, dated as of February 7, 2017, among NorthStar/RXR New York Metro Real Estate, Inc., NorthStar/RXR Operating Partnership, LP, NSAM J-NS/RXR Ltd and, solely in connection with the obligations set forth in Article 13, Colony NorthStar, Inc.